UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2015

Zonzia Media, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	002-75313	84-0871427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

74 N. Pecos Road, Suite D, Henderson, NV	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 463-8528

N/A

(Former Name or Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

License Agreement with Sonifi Solutions Inc.

On August 1, 2015, Zonzia Media, Inc. (the “Company”) entered into a License Agreement with Sonifi Solutions, Inc. (“Sonifi”), whereby the Company granted Sonifi a non-exclusive, non-assignable, royalty free right and license to receive, transmit and distribute through third parties, general entertainment programming provided by the Company to Sonifi, through Sonifi’s in-guest room satellite-delivered television programming and/or interactive hotel entertainment platform. The territory covered by the license includes the United States and the Caribbean. During the term, Sonifi shall earn a monthly distribution fee of $0.22 for each guest room that subscribes to the distributed programming as of the end of the month. The agreement has a term of two years, unless terminated earlier in accordance with the agreement.

Addendum to Channel Distribution Agreement with simplyME

On July 31, 2015, the Company and simplyME entered into an addendum to the Channel Distribution Agreement, whereby simplyME extends media license rights to the Company with respect to specific content, as partial consideration for the revenue-sharing arrangement that is already in place between the Companies. The term for this arrangement is up to two years. simplyME represents and warrants in the addendum that it has the right to license or sublicense, as applicable, all of the content being licensed to the Company pursuant to the Adddendum.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Joseph Martin to Board of Directors

Joseph Martin was appointed to the Board of Directors effective on July 30, 2015, filling a newly created opening on the Board.

As Co-Chair of the Intellectual Property Group at the 175-lawyer regional law firm Archer & Greiner, P.C. from November 1999 through July 2015, Joe Martin has represented cutting edge technology companies for a good part of his professional career. As both an intellectual property litigator and a business consultant, Mr. Martin has specialized in helping entrepreneurial clients protect and monetize their IP assets, resolve governance disputes, and grow revenue through strategic acquisitions and financings.  Since January 2010, Mr. Martin has served as the President of the Board of Trustees of the Tuckerton Seaport Museum, where he leads an innovative Board and executive team which has garnered numerous awards and national recognition as a museum of distinction.  Mr. Martin is a graduate of Rutgers University School of Law where he earned his Juris Doctorate degree and received his B.A. degree from the College of New Jersey.

Mr. Martin has not yet been appointed to serve on a Board committee. Mr. Martin does not have, nor has he had since the Company’s last fiscal year, a relationship with the Company that would require disclosure under Item 404(a) of Regulation S-K.

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Item 9.01 Financial Statements and Exhibits.

d) Exhibits

The following is filed as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Addendum to Channel Distribution Agreement with simplyME dated July 31, 2015
10.2	License Agreement dated August 1, 2015 between the Company and Sonifi Solutions, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zonzia Media, Inc.

Date: August 5, 2015	By:	/s/ Myles A. Pressey III
Name: Myles A. Pressey III Title: Chairman of the Board of Directors

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Addendum to Channel Distribution Agreement with simplyME dated July 31, 2015
10.2	License Agreement dated August 1, 2015 between the Company and Sonifi Solutions, Inc.

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